SCHEDULE A – STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Talisman’s corporate governance practices satisfy all the existing guidelines for effective corporate governance established by the Toronto Stock Exchange (“TSX”) and substantially all of the New York Stock Exchange corporate governance listing standards applicable to U.S. companies. The following statement addresses the principal matters relating to the Company’s corporate governance practices. The TSX corporate governance guidelines and Talisman’s compliance with these guidelines is shown in tabular form at the end of this disclosure. Mandates of the Board, its committees, the Chairman and the Chief Executive Officer may be obtained from the Company website or upon request from: Investor and Corporate Communications Department, Talisman Energy Inc., Suite 3400, 888 Third Street S.W., Calgary, Alberta, T2P 5C5, e-mail: tlm@talisman-energy.com.

Independence of the Board

Talisman is in full compliance with the TSX recommendation that “The board of directors of every corporation should be constituted with a majority of individuals who qualify as unrelated directors. An unrelated director is a director who is independent of management and is free from any interest and any business or other relationship which could,or could reasonably be perceived to,materially interfere with the director’s ability to act with a view to the best interests of the corporation, other than interests and relationships arising from shareholding.” In 2003, the Board of Directors of Talisman comprised 10 directors, nine of whom, including the Chairman of the Board, qualified as unrelated directors as defined by the TSX. The only related director is James W. Buckee, President and Chief Executive Officer of the Company.

In addition, in accordance with a New York Stock Exchange rule that listed companies must have a majority of independent directors, the Board has determined that none of the nine unrelated directors has any material relationship with the Company (other than serving as a director of the Company) and that all nine unrelated directors are independent. Two directors, Al Flood and Doug Baldwin, have relationships with the Company through their directorships and shareholdings with the Canadian Imperial Bank of Commerce (“CIBC”) and TransCanada PipeLines Limited (“TransCanada”), respectively. Talisman has various business dealings with both CIBC and TransCanada. The Board of Directors determined that neither Mr. Flood’s nor Mr. Baldwin’s relationship with Talisman is material, principally on the grounds that (i) the relationships Talisman has with each of CIBC and TransCanada were entered into on terms substantially similar to those that would be offered to comparable counterparties in similar circumstances; and (ii) the termination of either relationship in the normal course of business would not reasonably be expected to have a material and adverse effect on the financial condition, results of operations or business of CIBC or TransCanada. Accordingly, Talisman’s relationship with each of CIBC and TransCanada does not compromise Mr. Flood’s and Mr. Baldwin’s independence, respectively.

The composition of the Board, including the independence of the Chairman and his specified role, ensures that the Board has in place appropriate structures and procedures to ensure that the Board can function independently of management. All committees of the Board of Directors are composed entirely of unrelated, independent directors with the exception of the Executive Committee, the majority of whose members are unrelated and independent.

The Chairman of the Board is specifically charged with responsibility for leading and managing the Board in discharging its responsibilities. Annually, the Chairman conducts an evaluation of the effectiveness of the Board, its committees and the individual directors. He then reports his findings to the Governance and Nominating Committee and to the full Board and seeks Board approval to implement any recommendations that may result from this process. The Chair of the Governance and Nominating Committee evaluates the effectiveness of the Chairman annually. The Chairman’s mandate directs him to ensure that the directors hold regular discussions without management present and he presides at such sessions. In addition, the Chairman acts as the Board’s communicator with management.

Responsibilities of the Board

The Board of Directors of Talisman sees its principal role as stewardship of the Company and its fundamental objective as the creation of shareholder value, including the protection and enhancement of the value of the Company’s assets. The Board’s stewardship responsibility means that it oversees the conduct of the business and management, which is responsible for developing long-term strategy and conducting the Company’s day-to-day business. Annually, the Board meets at an extended Board session to review corporate strategy. The Board assesses and ensures systems are in place to manage the risks of the Company’s business with the objective of preserving the Company’s assets. The Board, through the Chief Executive Officer, sets the attitude and disposition of the Company towards compliance with applicable laws, environmental, safety and health policies, financial practices and reporting. In addition to its primary accountability to shareholders, the Board is also accountable to employees, government authorities, other stakeholders and the public.

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In fulfilling its primary responsibilities, the Board ensures that the Company has:

  established long-term goals and a strategic planning process, identified the principal risks of the Company’s business and implemented appropriate systems to monitor and manage those risks, established processes to manage and measure management’s, and in particular, the Chief Executive Officer’s performance in achieving the Company’s stated objectives, including appropriate training, development and succession planning, established internal controls and management systems to effectively monitor the Company’s operations and ensure compliance with applicable laws, regulations and policies, implemented processes to properly oversee Company sponsored pension plans, and developed and implemented a communications program for effectively communicating with and receiving feedback from shareholders, employees, government authorities, other stakeholders and the public.

The Board of Directors may delegate authority over certain matters to a committee of the Board, provided that certain responsibilities of the Board are sufficiently important to warrant the attention of the full Board and, accordingly, are not delegated or are only delegated in a qualified or partial manner, including:

  submitting to shareholders any matter requiring their approval, filling vacancies among the directors or appointing additional directors, issuing securities, declaring dividends or repurchasing the Company’s own shares, approving management proxy circulars,
  approving annual financial statements,
  approving the annual statement of reserves data and other oil and gas information and reports thereon, and adopting, amending or repealing by-laws.

The Board of Directors has developed a mandate for the Board embodying the foregoing. A copy of this mandate may be obtained from Talisman’s website at www.talisman-energy.com. To assist Board members in performing their responsibilities, the Company has adopted a policy whereby, with the approval of the Governance and Nominating Committee, a Board member may engage an outside advisor at the Company’s expense.

The Board of Directors met seven times during the 2003 fiscal year. One director was unable to attend two meetings of the Board.

Committees of the Board

The Board of Directors has established six committees: the Audit Committee, the Executive Committee, the Governance and Nominating Committee, the Management Succession and Compensation Committee, the Pension Funds Committee and the Reserves Committee. The latter is a new committee of the Board having been formed in July 2003 to address many of the new board responsibilities prescribed by new National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities. In accordance with the TSX guidelines, and as a result of the composition of the Board, all committees comprise a majority of unrelated, independent directors. The President and Chief Executive Officer is the only related director on the Board and is a member of the Executive Committee. All other committees are composed exclusively of unrelated, independent directors. With the exception of the Executive Committee, for which there are no regularly scheduled meetings, the committees of the Board convene in accordance with an annually developed schedule.

The Terms of Reference of the committees of the Board may be obtained from Talisman’s website at www.talisman-energy.com.

Audit Committee

Members: The Audit Committee consists of Al L. Flood, Dale G. Parker1, Robert G. Welty and Charles W. Wilson, all of whom are unrelated, independent directors. One member of the Audit Committee simultaneously serves on the audit committees of more than three public companies. The Board has determined that such simultaneous service does not impair the ability of this member to effectively serve on Talisman’s Audit Committee.

Mandate: The primary roles and responsibilities of the Audit Committee include:

  reviewing and recommending to the Board for approval, the Company’s annual financial statements and the related management’s discussion and analysis, reviewing and approving the Company’s interim financial statements and the related management’s discussion and analysis, reviewing and approving, as prescribed, other financial information, recommending to the Board the auditors who will be proposed at the annual shareholders’ meeting for appointment as the Company’s external auditors for the ensuing year, evaluating and ensuring the independence of the Company’s auditors,

Note:

1 Denotes Committee Chair.

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  reviewing and pre-approving the terms of the annual external audit engagement plan, as well as non-audit services the auditors are to perform, reviewing results of external audit activities,
  reviewing the Company’s ongoing relationship with its auditors, maintaining direct access to the Company’s internal and external auditors and meeting separately with each group, overseeing the internal audit function of the Company and its relationship with the Company’s auditors and management, reviewing and obtaining reasonable assurance that the Company’s internal financial control and information systems are properly designed and effectively implemented to produce accurate, appropriate and timely financial information, reviewing insurance coverage of significant business risks, receiving a report on the Company’s material subsidiaries concerning any material non-routine structures, reviewing corporate policies within the scope of its responsibility and monitoring compliance with such policies, directing and supervising the investigation into any matter brought to the Committee’s attention within the scope of its duties, and reporting to the Board at each regularly scheduled meeting following any Audit Committee meeting.

The Audit Committee has the authority to engage independent counsel and other advisers having special competencies, as it determines necessary to carry out its duties, and it determines the appropriate amount of funding the Company is to provide for compensation of such advisors.

Activities: The Audit Committee met five times in 2003. All members attended each meeting of the Committee.

Audit Committee Report

The following report of the Audit Committee of the Company shall not be deemed to be “soliciting material” or to be “filed” with the Canadian securities regulators or the U.S. Securities and Exchange Commission (“SEC”), nor shall this report be incorporated by reference into any filing made by the Company under the U.S. Securities Act of 1933, as amended, or the U.S. Securities Act of 1934, as amended.

The Audit Committee met with management and the independent auditor to review and discuss the December 31, 2003 financial statements. The Audit Committee also discussed with the independent auditor the matters included in the U.S. Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has also received written disclosures from the independent auditor included in the U.S. Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditor that firm’s independence.

Based upon the Audit Committee’s review and discussions with management and the independent auditor, and the Audit Committee’s review of the representations of management and the independent auditor, the Audit Committee recommended that the Board of Directors approve the audited consolidated financial statements for filing with the Canadian securities regulators and the SEC, and include the audited consolidated financial statements in the Company’s Annual Report to shareholders for the year ended December 31, 2003.

The Audit Committee Dale G. Parker, Chair Al L. Flood Robert G. Welty Charles W. Wilson

Audit Fees and Pre-Approval of Audit Services

The following table presents fees for the audits of the Company’s annual consolidated financial statements for 2003 and 2002 and for other services provided by Ernst & Young LLP.

	2003	2002
Audit fees	$1,690,200	$1,583,400
Audit-related fees	$ 409,000	$603,500
Tax fees	$1,147,400	$3,773,800
All other fees	$92,400	$59,000

The audit-related fees are primarily for prospectus filings, pension plan audits and attestation procedures related to cost certifications and government compliance. Tax fees are primarily for tax compliance and tax advisory services. All other fees are primarily for advisory services. The Audit Committee has concluded that the provision of tax services is compatible with maintaining Ernst & Young LLP’s independence.

Under the terms of reference of the Audit Committee of the Board of Directors as amended in 2002, the Audit Committee is required to review and pre-approve the objectives and scope of the external audit work and proposed fees. In addition, the Audit Committee is required to review and pre-approve all non-audit services, including tax services, the Company’s external auditors are to perform.

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During 2003, the Audit Committee implemented specific procedures regarding the pre-approval of services to be provided by the Company’s external auditors. These procedures specify certain prohibited services that are not to be performed by the Company’s external auditors. In addition, these procedures require that at least annually, prior to the period in which the services are proposed to be provided, the Company’s management, in conjunction with the Company’s external auditors, prepares and submits to the Audit Committee a complete list of all proposed services and related fees to be provided to the Company by the Company’s external auditors. Under the Audit Committee pre-approval procedures, for those services proposed to be provided by the Company’s external auditors that have not been previously approved by the Audit Committee, the Audit Committee has delegated to the Chairman of the Audit Committee the authority to grant pre-approvals of such services. The decision to pre-approve a service covered under this procedure is presented to the full Audit Committee at the next scheduled meeting. At each of the Audit Committee’s regular meetings, the Audit Committee is provided an update as to the status of services previously pre-approved.

Pursuant to these procedures since their implementation in 2003, 100% of each of the services relating to the fees reported as audit-related, tax and all other were pre-approved by the Audit Committee or its delegate, the Chair of the Audit Committee.

Executive Committee

Members: The Executive Committee consists of Douglas D. Baldwin1, James W. Buckee, Robert G. Welty and Charles W. Wilson, of whom only James W. Buckee is a related, non-independent director.

Mandate: The Executive Committee is an extension of the full Board and convenes to take action when it is not practicable to call a meeting of the full Board. Consequently, the Executive Committee has no regularly scheduled meetings. The Executive Committee may exercise, subject to applicable laws, all of the powers and discretions of the full Board, provided that the powers of the Committee do not include those listed previously as warranting the attention of the full Board.

Activities: The Executive Committee met once in 2003 and its decisions were ratified by the full Board at the next succeeding regularly scheduled Board meeting. One member was not able to attend this Executive Committee meeting.

Governance and Nominating Committee

Members: The Governance and Nominating Committee consists of Douglas D. Baldwin, Kevin S. Dunne, Roland Priddle1 and Lawrence G. Tapp, all of whom are unrelated, independent directors.

Mandate: The primary roles and responsibilities of the Governance and Nominating Committee include:

  developing a set of corporate governance principles applicable to the Company and reviewing and approving the Company’s annual disclosure of corporate governance compliance, establishing a long-term plan for composition of the Board, establishing a process for identifying, recruiting and appointing new directors and recommending nominees for election to the Board, reviewing and recommending the education and orientation program for new Board members, reviewing periodically the size of the Board to ensure its continued effectiveness, assessing the effectiveness of, and ensuring there is a succession plan for, the Chairman of the Board, reviewing and determining director compensation to ensure such compensation properly reflects the responsibilities and risks involved in being a director, considering and approving stock option grants in accordance with the Director Stock Option Plan to directors of the company who are not employed on a permanent basis by the Company, reviewing the purpose of, and recommending grants under, the Deferred Share Unit Plan, reviewing the general responsibilities and function of the Board, its committees and the roles of the Chairman of the Board and the Chief Executive Officer,
  assessing the needs of the Board in terms of frequency, location and conduct of Board and committee meetings, considering requests from individual directors or committees to engage outside advisors, and considering, and when appropriate, granting waivers from the application of the Code on Business Conduct to executive officers and directors. Any such waivers shall be promptly disclosed to shareholders.

Activities: The Governance and Nominating Committee met seven times in 2003. Two members were each unable to attend one meeting of the Committee.

Note:

1 Denotes Committee Chair.

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Management Succession and Compensation Committee

Members: The Management Succession and Compensation Committee consists of Douglas D. Baldwin, Al L. Flood1, Lawrence G.Tapp and Stella M. Thompson, all of whom are unrelated, independent directors.

Mandate: The primary roles and responsibilities of the Management Succession and Compensation Committee include:

  reviewing succession plans for key management positions within the Company, reviewing management development and staffing plans, compensation, pension and benefit plans, leading the process for assessing the performance of the CEO, reviewing the employment agreements and annual performance contracts of the Company’s Chief Executive Officer and executive officers, reviewing and approving the compensation levels of executive officers. In considering the Chief Executive Officer’s compensation level, the Committee reviews and approves the corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives, and determines and approves the Chief Executive Officer’s compensation level based on this evaluation, reviewing and approving employee stock option grants in accordance with the terms of the Employee Stock Option Plan, reviewing human resource strategies and policies, and
  producing the Company’s disclosure of executive compensation.

Activities: The Management Succession and Compensation Committee met five times in 2003. All members attended each meeting of the Committee.

Pension Funds Committee

Members: The Pension Funds Committee consists of Kevin S. Dunne, Dale G. Parker, Roland Priddle and Stella M. Thompson1, all of whom are unrelated, independent directors.

Mandate: The primary roles and responsibilities of the Pension Funds Committee include:

  approving the investment objectives and policy of the Company’s pension plans, reviewing the investment strategy, risk profile and performance of the plans and approving the asset class allocations of the plans, approving the appointment and termination of investment managers and reviewing costs associated with the plan administration, and reviewing and approving annual financial statements and management reports of each plan.

Activities: The Pension Funds Committee met twice in 2003. All members attended each meeting of the Committee.

Reserves Committee

Members: The Reserves Committee consists of Douglas D. Baldwin, Kevin S. Dunne and Charles W. Wilson1, all of whom are unrelated, independent directors.

Mandate: The primary roles and responsibilities of the Reserves Committee include:

  reviewing the Company’s procedures relating to the disclosure of information with respect to oil and gas activities, reviewing the Company’s procedures for providing information to the qualified reserves evaluator or auditor who reports on reserves data, meeting with management and the qualified reserves evaluator or auditor to review the reserves data and the report of the qualified reserves evaluator or auditor and to determine whether any restrictions affect the ability of the qualified reserves evaluator or auditor to report on reserves data without reservation, reviewing and recommending to the Board for approval the content and filing of the Company’s annual statement of reserves data and other oil and gas information, reviewing and recommending to the Board for approval the filing of the annual report on reserves data by the qualified reserves evaluator or auditor, and reviewing and recommending to the Board for approval the content and filing of the Company’s annual report of management and directors on oil and gas disclosure.

Activities: The Reserves Committee was formed in July 2003 and met twice in 2003. All members attended each meeting of the Committee.

Note:

1 Denotes Committee Chair.

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Roles and Responsibilities of the Chairman of the Board

The principal role of the Chairman of the Board is to manage and to provide leadership to the Board of Directors. The Chairman is accountable to the Board and acts as a direct liaison between the Board and management of the Company. In addition, the Chairman acts as a communicator for Board decisions where appropriate.

Other duties and responsibilities of the Chairman include:

  providing independent advice and counsel to the Chief Executive Officer, ensuring that the directors are properly informed and that sufficient information is provided to enable the directors to form appropriate judgments, developing and setting the agendas for meetings of the Board, in concert with the Chief Executive Officer, recommending to the Board the appointment of members to the committees after consultation with the directors, management and the Governance and Nominating Committee, and assessing and making recommendations annually regarding the effectiveness of the Board, committees of the Board and individual directors.

Roles and Responsibilities of the Chief Executive Officer

The Chief Executive Officer is responsible for leading the development and execution of the Company’s long term strategy with a view to creating shareholder value. The Chief Executive Officer’s leadership role also entails being ultimately responsible for all day-to-day management decisions and for implementing the Company’s long and short term plans. The Chief Executive Officer acts as a direct liaison between the Board and management of the Company and communicates to the Board on behalf of management. The Chief Executive Officer also communicates on behalf of the Company to shareholders, employees, Government authorities, other stakeholders and the public.

Other duties and responsibilities of the Chief Executive Officer include:

  leading the development of the Company’s strategy, and leading and overseeing the implementation of the Company’s long and short term plans in accordance with its strategy, assessing the principal risks of the Company and to ensure that these risks are being monitored and managed, ensuring effective internal controls and management information systems are in place, ensuring that the Company maintains high standards of corporate citizenship and social responsibility wherever it does business, in concert with the Chairman, developing Board agendas, and abiding by specific internally established control systems and authorities, leading by personal example and encouraging all employees to conduct their activities in accordance with all applicable laws and the Company’s standards and policies, including its environmental, safety and health policies.

In addition, the Chief Executive Officer is made directly responsible for achieving the goals of the Company through an annual performance contract, which sets out specific financial, operational, long-term and short-term strategic and leadership goals. Please see the section headed “Summary of Executive Compensation” for a discussion of how the Chief Executive Officer’s compensation is directly linked to achievement of the goals set out in his annual performance contract.

Director Share Ownership Policy

In August 1998, the Board adopted a program regarding director ownership of Company shares. The program requires directors to own at least 2,500 Talisman shares and sets out a timeframe over which that accumulation should occur. All nominees for election as director currently own Talisman shares that meet or exceed the levels of ownership set by the internal program. In addition, the Company adopted a Deferred Share Unit Plan for non-employee directors effective January 1, 2001 to support the alignment of director and shareholder interests. More information about the Deferred Share Unit Plan is provided under the heading “Remuneration of Directors” in the Circular.

Policy on Business Conduct and Ethics

In December 2003, Talisman revised its longstanding code of ethics to better reflect the evolving area of corporate responsibility and to incorporate the latest corporate governance requirements. Entitled the “Policy on Business Conduct and Ethics”, the code is applicable to all directors, officers and employees of the Company, and can be obtained from Talisman’s website at www.talisman-energy.com or upon request from: Investor and Corporate Communications Department, Talisman Energy Inc., Suite 3400, 888 Third Street S.W., Calgary, Alberta, T2P 5C5, e-mail: tlm@talisman-energy.com.

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Management Performance

The terms of the mandate of the Board ensure that the Company annually confirms or redetermines its long-term strategy and strategic objectives and sets its budget and development plan for the ensuing year. This process produces specific annual goals for the Company that are further developed into specific contracts for each of the executive officers of the Company based upon that executive officer’s role in the Company. Through this process, each executive officer (including the President and Chief Executive Officer) individually, and the executive officers as a whole, are made directly responsible for achieving the annual goals of the Company. A significant portion of the annual compensation of each executive officer is based upon achieving these Company and individual goals.

Shareholder Communications

Talisman’s shareholder communications program specifically adopts the principles of timely, accurate and efficient disclosure of information concerning the Company to all shareholders. In addition to the required annual, quarterly and timely reporting of information, the Company regularly makes presentations to industry analysts and investors. The Company also meets informally upon request with investors and analysts, provided however, that in any such meeting, the Company strictly adheres to all applicable laws relating to selective disclosure of material information. The Company’s Investor Relations and Corporate Communications Department has the specific mandate of responding in a timely manner to all inquiries received from shareholders, analysts and potential investors. Shareholder inquiries or suggestions are forwarded to the appropriate person or to senior management. Shareholders may also obtain corporate information on the Company’s external website at www.talisman-energy.com.

TSX Corporate Governance Guidelines

The following is a tabular confirmation of Talisman’s compliance with each of the existing TSX corporate governance guidelines. Information about how the Company complies with each guideline is provided in the preceding narrative statement.

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